INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Marshall National Bank and Trust Company on Form S-4 of our report dated January 23, 1997, for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
December 30, 1997